EXHIBIT 99.1




        NUTRITION 21 REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2006

PURCHASE, N.Y., May 15, 2006 - Nutrition 21, Inc. (NASDAQ: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported financial results for the third quarter ended March 31, 2006.

Total revenues, which consist almost exclusively of ingredient product sales and include no direct retail sales, for the third quarter of fiscal 2006 were $2.5 million compared to $2.4 million for the same period last year. Net loss for the quarter was $2.3 million, or ($0.06) per diluted share, compared to a net loss of $1.9 million, or ($0.05) per diluted share, in the third quarter of fiscal 2005.

Total revenues for the nine months ended March 31, 2006 were $8.2 million, compared to $8.8 million for the same period last year. Total revenues last year included a $1.0 million one time non-refundable payment which did not recur in the current period. Net loss for the fiscal 2006 period was $6.6 million, or ($0.17) per diluted share, compared to a net loss of $3.4 million, or ($0.09) per diluted share, for the same period in the prior year.

Paul Intlekofer, President and Chief Executive Officer of Nutrition 21, said "Total revenues do not reflect sales of our proprietary Chromax(R) and Diachrome(R) products that we began to sell directly to retailers during the fourth quarter. The net loss for the quarter reflects our costs for the continuing shift of resources to support these sales. We recently added an experienced sales and marketing team to our company that has allowed us to quickly secure national distribution and capitalize on our research findings."

Since January 2006 Nutrition 21 has secured national distribution for its Chromax chromium picolinate in Wal-Mart, CVS/pharmacy, Rite Aid, Albertsons, Kroger, and Duane Reade, and expects by the end of the summer to have full nationwide distribution in over 90 percent of nationwide food, drug and mass outlets. The Company is working with retailers to create an Insulin Health end-benefit destination on the shelf for chromium picolinate similar to Bone Health for calcium. This effort will be supported by a comprehensive marketing program including an advertorial campaign beginning in June.

"With an aging baby boomer population and the rise of obesity there are tens of millions of adults concerned with their blood sugar and cholesterol levels and their risk for developing heart disease and type 2 diabetes. As a natural solution for managing insulin, Chromax can become an everyday product similar to calcium. In the U.S. alone, calcium accounts for $1 billion in retail stand-alone sales," added Intlekofer.

Nutrition 21 recently secured a commitment from CVS/pharmacy and Duane Reade for Diachrome, a non-prescription nutrient based insulin sensitizer for people with type 2 diabetes. The Company expects to have full nationwide distribution of Diachrome with the major drug chains by the fall to coincide with the publication of its recently completed 447 subject study with XLHealth.

"The key to success for Diachrome is to secure endorsements and recommendations from pharmacists and healthcare providers. We've taken considerable steps to substantiate Diachrome's health benefits and the early results indicate that physicians are impressed with Diachrome's efficacy and safety. We have developed an innovative marketing strategy that will leverage the managed care/disease management information infrastructure to communicate the benefits of Diachrome to the healthcare community," said Intlekofer.

To further leverage its patents, the Company is preparing to manufacture finished private label chromium picolinate for food, drug and mass retailers. The Company expects to begin shipment of this product in the first quarter of fiscal 2007.

ABOUT NUTRITION 21
Nutrition 21 is a nutritional bioscience company and the maker of chromium-based supplements with health benefits substantiated by clinical research. The company markets Chromax(R) chromium picolinate, http://www.chromax.com/, which is the most-studied form of the essential mineral chromium, is now available through food, drug and mass retailers nationwide. Nutrition 21 also developed Diachrome(R), http://www.diachrome.com/ , a proprietary adjunct nutritional therapy for people with type 2 diabetes. Nutrition 21 holds 36 patents for nutrition products and uses, 27 of which are for chromium compounds and their uses. More information is available at http://www.nutrition21.com.

SAFE HARBOR PROVISION

This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2005 and subsequent reports on Form 10-Q. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.




CONTACT: Maryrose Lombardo, 914-701-4525







                             FINANCIAL TABLES FOLLOW

                               NUTRITION 21, INC.

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)
                                                   March 31, 2006  June 30, 2005
                                                   --------------  -------------

ASSETS

Current Assets
         Cash, cash equivalents and short-term
         investments                                     $ 5,286        $ 8,675

         Restricted cash                                    ----          1,225
         Accounts receivable, net                          1,089            779
         Other receivables                                   156            279
         Inventories                                         798            582
         Prepaid expense and other current assets            663            390
                                                         -------        -------
Total Current Assets                                       7,992         11,930

Property and equipment, net                                  133            249
Patents, trademarks, and other intangibles, net            5,715          7,013
Other assets                                                 421            488
                                                         -------        -------
Total Assets                                             $14,261        $19,680
                                                         =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued expenses           $ 2,726        $ 3,929
 Series I convertible preferred stock                      5,593          5,324
                                                         -------        -------
Total Liabilities                                          8,319          9,253
                                                         -------        -------

Stockholders' Equity                                       5,942         10,427
                                                         -------        -------
Total Liabilities and Stockholders' Equity               $14,261        $19,680
                                                         =======        =======

                               NUTRITION 21, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended                Nine Months Ended
                                                              March 31,                        March 31,


                                                       2006             2005             2006             2005
                                                       ----             ----             ----             ----
Net Sales                                            $  2,379         $  2,323         $  7,908         $  7,635
Other Revenues                                             82               71              253            1,153
                                                     --------         --------         --------         --------
Total Revenues                                          2,461            2,394            8,161            8,788

Cost of Revenues                                          584              658            1,861            1,940
Selling, General and Administrative
Expenses                                                2,605            2,224            8,529            6,611
Research and Development Expenses                         305              770            1,134            1,884
Depreciation and Amortization                             559              596            1,694            1,727
Interest Expense (Income), net                            736                4            1,507              (11)
                                                     --------         --------         --------         --------
Loss before Income Taxes                               (2,328)          (1,858)          (6,564)          (3,363)
Income Taxes                                                2               10                7               19
                                                     ========         --------         --------         --------
Net Loss                                             $ (2,330)        $ (1,868)        $ (6,571)        $ (3,382)
                                                     ========         ========         ========         ========
Basic and diluted Loss Per Share                     $  (0.06)        $  (0.05)        $  (0.17)        $  (0.09)
                                                     ========         ========         ========         ========
Weighted Average Number of Common
Shares-Basic and Diluted                               39,329           38,047           38,678           38,010
                                                     ========         ========         ========         ========